As filed with the Securities and Exchange Commission on May 25, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	04-3257395
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

210 East Grand Ave. South San Francisco, CA 94080 (Address of Principal Executive Offices, including Zip Code)

2017 EQUITY INCENTIVE PLAN
(Full Title of the Plans)
Michael M. Morrissey
President and Chief Executive Officer
Exelixis, Inc.
210 East Grand Ave.
South San Francisco, CA 94080
(650) 837-7000
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Jeffrey J. Hessekiel	Chadwick L. Mills
Executive Vice President, General Counsel and Secretary	Cooley LLP
Exelixis, Inc.	101 California Street, 5th Floor
210 East Grand Ave.	San Francisco, CA 94111
South San Francisco, CA 94080
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.001 per share)	24,453,064	$19.98 (2)	$488,572,219 (2)	$56,626

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock on May 24, 2017, as reported on the NASDAQ Global Select Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by Exelixis, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2016 (the “Form 10-K”), filed on February 27, 2017;

•	The information specifically incorporated by reference Part III of the Form 10-K from the Company’s proxy statement on Schedule 14A filed April 13, 2017;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed on May 1, 2016;

•	The Company’s Current Reports on Form 8-K filed on January 31, 2017, February 27, 2017 (other than Item 2.02 and related exhibit), May 2, 2017, May 11, 2017 and May 25, 2017; and

•
The description of the Company’s common stock that is contained in the Company’s Registration Statement on Form 8-A (File No. 000-30235), filed with the Commission on April 6, 2000, pursuant to Section 12 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
ITEM 4. DESCRIPTION OF SECURITIES
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Company’s amended and restated certificate of incorporation provides that the Company must indemnify the Company’s directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. However, directors of the Company may be personally liable for liability:

•	for any breach of duty of loyalty to the Company or to its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.
In addition, the Company’s amended and restated bylaws provide that:

•	the Company is required to indemnify directors and executive officers of the Company to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

•	the Company may indemnify other officers, employees and other agents of the Company as set forth in Delaware law;

•	the Company is required to advance expenses to directors and executive officers of the Company as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Company has also provided for liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.
The Company has entered into indemnification agreements with each of the directors and certain officers of the Company. These agreements, among other things, require the Company to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Company, arising out of the person’s services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company’s request. At present, the Company is not aware of any pending or threatened litigation or proceeding involving any of the directors, officers, employees or agents of the Company in which indemnification would be required or permitted. The Company believes that the charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Exhibit Description	Incorporation by Reference				Filed Herewith
		Form	File Number	Exhibit/ Appendix Reference	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Exelixis, Inc.	10-K	000-30235	3.1	3/10/2010
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.	10-K	000-30235	3.2	3/10/2010
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.	8-K	000-30235	3.1	5/25/2012
4.4	Certificate of Ownership and Merger Merging X-Ceptor Therapeutics, Inc. with and into Exelixis, Inc.	8-K	000-30235	3.1	10/15/2014
4.5	Certificate of Change of Registered Agent and/or Registered Office of Exelixis, Inc.	8-K	000-30255	3.2	10/15/2014
4.6	Amended and Restated Bylaws of Exelixis, Inc.	8-K	000-30235	3.1	12/5/2011
4.7	Specimen Common Stock Certificate.	S-1, as amended	333-96335	4.1	4/7/2000
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Cooley LLP. (see Exhibit 5.1).					X
24.1	Power of Attorney (see Signature Page).					X
99.1	2017 Equity Incentive Plan.	8-K	000-30235	10.1	5/25/2017
99.2	Forms of Agreements used in connection with the 2017 Equity Incentive Plan.	8-K	000-30235	10.2	5/25/2017

ITEM 9. UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on May 25, 2017.

EXELIXIS, INC.

By:	/s/ MICHAEL M. MORRISSEY
Michael M. Morrissey
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Morrissey, Christopher J. Senner and Jeffrey J. Hessekiel, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL M. MORRISSEY	Director, President and	May 25, 2017
Michael M. Morrissey, Ph.D.	Chief Executive Officer (Principal Executive Officer)

/s/ CHRISTOPHER SENNER	Executive Vice President and	May 25, 2017
Christopher Senner	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ STELIOS PAPADOPOULOS	Chairman of the Board	May 25, 2017
Stelios Papadopoulos, Ph.D.

/s/ CHARLES COHEN	Director	May 25, 2017
Charles Cohen, Ph.D.

/s/ CARL B. FELDBAUM	Director	May 25, 2017
Carl B. Feldbaum, Esq.

/s/ ALAN M. GARBER	Director	May 25, 2017
Alan M. Garber, M.D., Ph.D.

/s/ VINCENT T. MARCHESI	Director	May 25, 2017
Vincent T. Marchesi, M.D., Ph.D.

/s/ GEORGE POSTE	Director	May 25, 2017
George Poste, D.V.M., Ph.D., FRS

/s/ GEORGE A. SCANGOS	Director	May 25, 2017
George A. Scangos, Ph.D.

/s/ JULIE ANNE SMITH	Director	May 25, 2017
Julie Anne Smith

/s/ LANCE WILLSEY	Director	May 25, 2017
Lance Willsey, M.D.

/s/ JACK L. WYSZOMIERSKI	Director	May 25, 2017
Jack L. Wyszomierski

EXHIBIT INDEX
EXHIBITS

Exhibit Number	Exhibit Description	Incorporation by Reference				Filed Herewith
		Form	File Number	Exhibit/ Appendix Reference	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Exelixis, Inc.	10-K	000-30235	3.1	3/10/2010
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.	10-K	000-30235	3.2	3/10/2010
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.	8-K	000-30235	3.1	5/25/2012
4.4	Certificate of Ownership and Merger Merging X-Ceptor Therapeutics, Inc. with and into Exelixis, Inc.	8-K	000-30235	3.1	10/15/2014
4.5	Certificate of Change of Registered Agent and/or Registered Office of Exelixis, Inc.	8-K	000-30255	3.2	10/15/2014
4.6	Amended and Restated Bylaws of Exelixis, Inc.	8-K	000-30235	3.1	12/5/2011
4.7	Specimen Common Stock Certificate.	S-1, as amended	333-96335	4.1	4/7/2000
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Cooley LLP. (see Exhibit 5.1).					X
24.1	Power of Attorney (see Signature Page).					X
99.1	2017 Equity Incentive Plan.	8-K	000-30235	10.1	5/25/2017
99.2	Forms of Agreements used in connection with the 2017 Equity Incentive Plan.	8-K	000-30235	10.2	5/25/2017